                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 7, 2000



                        ENVISION DEVELOPMENT CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



                                    001-15311
--------------------------------------------------------------------------------
                            (Commission File Number)



                                   65-0981457
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)



               4 Mount Royal Avenue, Marlboro, Massachusetts 01752
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




       Registrant's telephone number, including area code: (508) 481-8303

Item 5.  Other Events.

On April 7, 2000, Envision Development Corporation ("Envision") filed a Current Report on Form 8-K (the "Envision Initial Report") describing the acquisition of certain assets and the assumption of certain liabilities of Qui Vive, Inc. ("Qvtech"). This Current Report on Form 8-K/A amends the Envision Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Qui Vive, Inc. dba QV Tech or Interosa

Report of Independent Certified Public Accountants

Balance Sheets as of December 31, 1999 and 1998

Statements of Operations for the year ended December 31, 1999 and the period May 12, 1998 (inception) to December 31, 1998

Statements of Stockholders' Equity for the year ended December 31, 1999 and the period May 12, 1998 (inception) to December 31, 1998

Statements of Cash Flows for the year ended December 31, 1999 and the period May 12, 1998 (inception) to December 31, 1998

Notes to Financial Statements

(b) Pro Forma Financial Information

Pro Forma Combined Balance Sheet as of January 29, 2000 (Unaudited)

Pro Forma Combined Statement of Earnings for the Fiscal Year Ended January 29, 2000 (Unaudited)



(c) Exhibits

Exhibit No.       Description
-----------       -----------

2.1 Amended and Restated Stock Acquisition Agreement, dated as of March 31, 2000, among Envision, QV Acquisition Corporation, a Delaware corporation, Sundog Technologies, Inc., a Delaware corporation, and RockMountain Ventures Fund, LP.

99.1              Press Release, dated April 11, 2000.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       ENVISION DEVELOPMENT CORPORATION


Date: June 21, 2000                    By: /s/ William J. Patch
                                           ------------------------------------
                                           William J. Patch
                                           Chairman and Chief Executive Officer

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

QUI VIVE, INC. dba QV TECH OR INTEROSA
(a development stage enterprise)

DECEMBER 31, 1999 AND 1998

                                 C O N T E N T S


                                                                                                            PAGE
                                                                                                            ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                           3

FINANCIAL STATEMENTS

         BALANCE SHEETS                                                                                      4

         STATEMENTS OF OPERATIONS                                                                            6

         STATEMENT OF STOCKHOLDERS' EQUITY                                                                   7

         STATEMENTS OF CASH FLOWS                                                                            9

         NOTES TO FINANCIAL STATEMENTS                                                                      10



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Qui Vive, Inc. dba QV Tech or Interosa


We have audited the accompanying balance sheets of Qui Vive, Inc. dba QV Tech or Interosa, as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and the period May 12, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qui Vive, Inc. dba QV Tech or Interosa, as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and the period May 12, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.


                                                     /s/ GRANT THORNTON LLP

Colorado Springs, Colorado
May 26, 2000

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                                 BALANCE SHEETS
                                  December 31,


                                               1999            1998
                                            ---------       ---------
                  ASSETS

CURRENT ASSETS
    Cash and cash equivalents               $ 603,009       $ 152,837
                                            ---------       ---------

                  Total current assets        603,009         152,837
                                            ---------       ---------

RESTRICTED CERTIFICATE OF DEPOSIT              35,000          35,000
                                            ---------       ---------

PROPERTY AND EQUIPMENT, AT COST
    Computers and equipment                   196,715          18,224
    Software costs                              9,438           2,895
    Furniture and fixtures                     27,952              --
                                            ---------       ---------
                                              234,105          21,119

    Less accumulated depreciation             (48,074)         (2,677)
                                            ---------       ---------

                                              186,031          18,442
                                            ---------       ---------

OTHER ASSETS
    Patents                                   107,798          28,419
                                            ---------       ---------




                  Total assets              $ 931,838       $ 234,698
                                            =========       =========








The accompanying notes are an integral part of these statements.



--------------------------------------------------------------------------------

                                                                                                        1999              1998
                                                                                                    -----------       -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                                $   216,145       $    43,952
    Accrued liabilities                                                                                  98,175            11,944
    Advances from related party                                                                          81,955           159,899
                                                                                                    -----------       -----------

                  Total current liabilities                                                             396,275           215,795
                                                                                                    -----------       -----------

STOCKHOLDERS' EQUITY
    Preferred stock, par value $0.001 per share; authorized 782,500 shares and
       200,000 shares in 1999 and 1998, respectively
          Series A preferred stock (aggregate value in liquidation $1,999,930); issued and
              outstanding 550,000 shares in 1999 and -0- shares in 1998                                     550                --
          Series B preferred stock (aggregate value in liquidation $1,499,940); issued and
              outstanding 180,000 shares in 1999 and -0- shares in 1998                                     180                --
    Common stock, par value $0.001 per share; authorized 1,432,500 shares and 1,000,000 shares in 1999 and 1998, respectively;  issued and outstanding 70,775 shares in 1999 and
       110,000 shares in 1998
                                                                                                             71               110
    Capital in excess of par value                                                                    4,218,226           665,295
    Unearned compensation                                                                              (417,459)         (231,548)
                                                                                                    -----------       -----------

                                                                                                      3,801,568           433,857

    Deficit accumulated during the development stage                                                 (3,266,005)         (414,954)
                                                                                                    -----------       -----------

                  Total stockholders' equity                                                            535,563            18,903
                                                                                                    -----------       -----------

                  Total liabilities and stockholders' equity                                        $   931,838       $   234,698
                                                                                                    ===========       ===========


--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                            STATEMENTS OF OPERATIONS


                                                                   May 12, 1998            May 12, 1998
                                            Year ended          (inception) through   (inception) through
                                         December 31, 1999       December 31, 1998       December 31, 1999
                                         -----------------       -----------------       -----------------
Operating expenses
  Research and development                  $ 1,616,282             $   184,404            $ 1,800,686
  Selling and marketing                         570,348                  41,168                611,516
  General and administrative                    664,635                 191,965                856,600
                                            -----------             -----------            -----------

                  Operating loss              2,851,265                 417,537              3,268,802
                                            -----------             -----------            -----------

Other Income (Expense)
  Interest income                                 2,961                   2,583                  5,544
  Interest expense                               (2,747)                     --                 (2,747)
                                            -----------             -----------            -----------

                                                    214                   2,583                  2,797
                                            -----------             -----------            -----------

                  Net loss                  $ 2,851,051             $   414,954            $ 3,266,005
                                            ===========             ===========            ===========















The accompanying notes are an integral part of these statements.



--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                    For the period May 12, 1998 (inception)
                            through December 31, 1999

                                                                                                Series A
                                                                                            Preferred Stock
                                                                                     ----------------------------
                                                                                        Number
                                                                                      of Shares         Amount
                                                                                     -----------      -----------
Balance at May 12, 1998 (inception)                                                           --      $        --

Issuance of 110,000 shares of common stock for cash at $3.636 per share, net of
    issuance costs of $24,875                                                                 --               --

Stock options issued                                                                          --               --

Amortization of stock compensation                                                            --               --

Net loss                                                                                      --               --
                                                                                     -----------      -----------

Balance at December 31, 1998                                                                  --               --

Issuance of 440,000 shares of common stock for cash and conversion of operating
    advances at $3.636 per share                                                              --               --

Conversion of common stock to Series A preferred stock at 1 to 1                         550,000              550

Issuance of 180,000 shares of Series B preferred stock for cash at $8.333  per
    share, net of issuance cost of $25,142                                                    --               --

Issuance of 52,500 warrants for Series B  preferred stock for cash, issued in
    conjunction with issuance of Series B preferred stock                                     --               --

Exercise of stock options
    Issuance of 53,000 shares of common stock for cash at $0.01 per share                     --               --
    Issuance of 16,275 shares of common stock for cash at $0.10 per share                     --               --
    Issuance of 1,500 shares of common stock for cash at $1.00 per share                      --               --

Stock options issued                                                                          --               --

Amortization of stock compensation                                                            --               --

Net loss                                                                                      --               --
                                                                                     -----------      -----------

Balance at December 31, 1999                                                             550,000      $       550
                                                                                     ===========      ===========



The accompanying notes are an integral part of this statement.



--------------------------------------------------------------------------------

          Series B                                                                                     Deficit
      preferred stock                     Common Stock                                              accumulated
 ---------------------------      -----------------------------      Capital in                      during the
   Number                            Number                          excess of        Unearned      development
 of Shares          Amount         of Shares           Amount        Par Value      Compensation        stage           Total
-----------      -----------      -----------       -----------     -----------     -----------     -----------     -----------


         --      $        --               --       $        --     $        --     $        --     $        --     $        --


         --               --          110,000               110         375,015              --              --         375,125

         --               --               --                --         290,280        (290,280)             --              --

         --               --               --                --              --          58,732              --          58,732

         --               --               --                --              --              --        (414,954)       (414,954)
-----------      -----------      -----------       -----------     -----------     -----------     -----------     -----------

         --               --          110,000               110         665,295        (231,548)       (414,954)         18,903


         --               --          440,000               440       1,599,491              --              --       1,599,931


         --               --         (550,000)             (550)             --              --              --              --


    180,000              180               --                --       1,474,618              --              --       1,474,798



         --               --               --                --              60              --              --              60



         --               --           53,000                53             477              --              --             530

         --               --           16,275                16           1,611              --              --           1,627

         --               --            1,500                 2           1,498              --              --           1,500

         --               --               --                --         475,176        (475,176)             --              --

         --               --               --                --              --         289,265              --         289,265

         --               --               --                --              --              --      (2,851,051)     (2,851,051)
-----------      -----------      -----------       -----------     -----------     -----------     -----------     -----------

    180,000      $       180           70,775       $        71     $ 4,218,226     $  (417,459)    $(3,266,005)    $   535,563
===========      ===========      ===========       ===========     ===========     ===========     ===========     ===========



--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                            STATEMENTS OF CASH FLOWS


                                                                                        May 12, 1998           May 12, 1998
                                                                Year ended         (inception) through     (inception) through
                                                            December 31, 1999        December 31, 1998      December 31, 1999
                                                            -----------------        -----------------      -----------------
Increase (decrease) in cash and cash equivalents

Cash flows from operating activities:
    Net loss                                                   $(2,851,051)            $  (414,954)            $(3,266,005)
    Adjustments to reconcile net loss to net
      cash used in operating activities
        Depreciation                                                45,397                   2,677                  48,074
        Amortization of stock compensation                         289,265                  58,732                 347,997
        Changes in assets and liabilities
            Increase in accounts payable                           172,193                  43,952                 216,145
            Increase in accrued liabilities                         86,231                  11,944                  98,175
            Increase in advances from related party                 81,986                 159,899                 241,885
                                                               -----------             -----------             -----------

                Net cash used in operating activities           (2,175,979)               (137,750)             (2,313,729)
                                                               -----------             -----------             -----------

Cash flows from investing activities:
    Acquisition of property and equipment                         (212,986)                (21,119)               (234,105)
    Patent costs                                                   (79,379)                (28,419)               (107,798)
    Increase in restricted certificate of deposit                       --                 (35,000)                (35,000)
                                                               -----------             -----------             -----------

                Net cash used in investing activities             (292,365)                (84,538)               (376,903)
                                                               -----------             -----------             -----------

Cash flows from financing activities:
    Net proceeds from issuance of
      Series B preferred stock                                   1,474,798                      --               1,474,798
    Net proceeds from issuance of
      common stock                                               1,443,658                 375,125               1,818,783
    Net proceeds from issuance of warrants                              60                      --                      60
                                                               -----------             -----------             -----------

                Net cash provided by financing activities        2,918,516                 375,125               3,293,641
                                                               -----------             -----------             -----------

Net increase in cash and cash equivalents                          450,172                 152,837                 603,009
Cash and cash equivalents, beginning of period                     152,837                      --                      --
                                                               -----------             -----------             -----------

Cash and cash equivalents, end of period                       $   603,009             $   152,837             $   603,009
                                                               ===========             ===========             ===========

Cash paid during the period for interest                       $       792             $        --             $       792
                                                               ===========             ===========             ===========

NONCASH FINANCING ACTIVITY:
During the year ended December 31, 1999, the Company's then sole stockholder contributed, to capital in excess of par value, $159,930 of operating advances previously made to the Company.



The accompanying notes are an integral part of these statements.

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies used in the preparation of the accompanying financial statements follows:

     1.  ORGANIZATION

     Qui Vive, Inc. dba QV Tech or Interosa, a development stage enterprise, was incorporated in the State of Delaware on May 12, 1998. The Company is developing software products that allow senders of e-mail to control and secure the body of messages by attaching "policies" that govern the behavior and usability of a message. The Company also plans to develop software products to enable recipients with rights allowing them to pre-determine the types of messages they will and will not receive. The primary targeted customers include internet service providers and corporate businesses.

     2.  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation is computed under the straight-line method over three years for computers and equipment and software costs, and five years for furniture and fixtures, the estimated useful lives of the assets.

     3.  PATENTS

     The Company is in the process of obtaining patents for certain aspects of its products. The costs of obtaining patents are capitalized and will be amortized over fifteen years. Amortization is computed on the straight-line method. No patents have been issued as of December 31, 1999, therefore no amortization has been taken.

     4.  SOFTWARE PRODUCT COSTS

     All costs incurred to establish the technological feasibility of the software products to be sold, leased or otherwise marketed by the Company are expensed as research and development expenses as incurred. Once technological feasibility of the Company's software products is established, costs will be capitalized until the product is available for general release to customers. Capitalized costs will be amortized on a product-by-product basis and will be the greater of the amount computed on either the gross revenue or straight-line (using the remaining established economic life of the product) methods. No software product costs have been capitalized by the Company.


--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     5.  REVENUE RECOGNITION

     Product sales will be recognized as revenue at the time of the sale except for any components of the sale which require future services or products, the value of which will be deferred and recognized as revenue during the period in which the service and product commitments are satisfied.

     6.  ADVERTISING COSTS

     The Company expenses advertising costs as incurred.

     7.  INCOME TAXES

     The Company was included within the consolidated income tax return of Sundog Technologies, Inc. (Sundog), the Company's Series A preferred stockholder (sole common stockholder at December 31, 1998), through March 31, 1999.

     The Company reports income taxes under the liability method, whereby consideration is given to future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. This method gives effect to changes in the income tax laws upon enactment.

     8.  STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     9.  USE OF ESTIMATES

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE B - RESTRICTED CERTIFICATE OF DEPOSIT

     Under terms of a lease agreement for the Company's office space, a letter of credit in the amount of $35,000 is required as a security deposit. As security for the letter of credit obtained from a bank, the Company is required to purchase a certificate of deposit (3-month maturity with automatic renewal) in the amount of $35,000 for the term of the letter of credit (expiring on January 1, 2000, and renewed through June 30, 2002). The certificate of deposit is restricted under the letter of credit although interest earned may be withdrawn and used by the Company at its discretion.


NOTE C - ADVANCES FROM RELATED PARTY

     The balance at December 31, 1999, of $81,955 represents uncollateralized notes payable to Sundog due on demand for $80,000, plus accrued interest at 10%. The balance at December 31, 1998, of $159,899 represents operating costs of the Company paid for by Sundog on the Company's behalf. During 1999, Sundog converted $159,930 of the outstanding balance to capital in excess of par value.


NOTE D - PREFERRED STOCK

     At the Company's inception, authorized preferred stock was 10,000 shares. The Company amended or restated its certificate of incorporation in December 1998 and October 1999 to increase authorized preferred stock to 200,000 shares and 782,500 shares, respectively.

     The holders of the Series A and Series B preferred stock are, respectively, entitled to receive, out of any funds legally available, dividends at the rate of $0.25 and $0.58 per share, per annum. The right to such dividends on the preferred stock shall not be mandatory or cumulative, and no right shall accrue to holders of preferred stock by reason of the fact that dividends on such shares are not declared in any prior year. Holders of Series A and B preferred stock are entitled, voting as separate classes, to elect two and one board of director(s), respectively. Preferred stockholders are also allowed to participate with common stockholders, voting as a single class, to elect the remaining board members.

     In October 1999, the Company effected a plan of recapitalization whereby its then sole stockholder, Sundog converted its entire common stock holding (550,000 shares) into Series A preferred stock at a one for one conversion rate.

     In November and December 1999, the Company issued 180,000 shares of Series B preferred stock at $8.333 per share through a private placement. The aggregate proceeds of $1,499,940 were offset by $25,142 of issuance costs directly attributable to the private placement. In conjunction with the private placement, for consideration of $60, the Company issued the investor warrants to purchase an aggregate of 52,500 shares of Series B preferred stock at an exercise price of $10.41625 per share.



--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE D - PREFERRED STOCK - Continued


     In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A and Series B preferred stock shall, respectively, be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, the amount of $3.636 per share and $8.333 per share plus any declared but unpaid dividends. If funds are not available to pay the full preferential amount, then the amount of assets and funds legally available would be distributed to the holders of Series B preferred stock up to $750,000 with any remaining amounts distributed to the holders of Series A and Series B preferred stock in proportion to the preferential amount each holder is otherwise entitled to receive.

     Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of common stock as is determined by the then effective conversion rate. The initial conversion rate shall be one share of common stock for each share of preferred stock. The conversion price is subject to adjustment, primarily for stock splits, reverse stock splits and recapitalizations, under the provisions of the first restated and amended certificate of incorporation of the Company. Each share of preferred stock shall automatically be converted into shares of common stock at the then effective conversion rate in the event of the effectiveness of a firm commitment underwritten public offering of common stock to the public at a price per share of not less than $60 and an aggregate offering price of not less than $20,000,000 or upon the vote of a majority of the then outstanding shares of all preferred stock voting as a class.


NOTE E - COMMON STOCK

     At the Company's inception, authorized common stock was 50,000 shares. The Company amended or restated its certificate of incorporation in December 1998 and October 1999 to increase authorized common stock to 1,000,000 shares and 1,432,500 shares, respectively.

     Between August 1998 and October 1999, the Company issued 550,000 shares of common stock to Sundog for $3.636 per share. Sundog used proceeds from a private placement to fund its investment and, accordingly, it allocated $24,875 of issuance costs to the Company, which have been offset against common stock proceeds. These shares were converted into Series A preferred stock in October 1999 (note D).


--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE F - STOCK OPTIONS

     The Company has stock option plans that provide for the granting of either incentive or non-qualified stock options to key employees and directors. Under the plan, 450,000 of the Company's common shares were initially reserved for awards, which was increased to 650,000 in October 1999. Options granted under the plans generally become exercisable in six-month increments over a period of two and three years from the date of grant and may be exercised up to a maximum of 5 and 10 years, for the non-qualified and incentive options, respectively. At December 31, 1999, there were 169,100 shares reserved for issuance under the plans.

     The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standards 123, ACCOUNTING FOR STOCK BASED COMPENSATION, and applies ABP Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, to stock options granted under the plans. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Since the Company is privately held, the Company has used historical common stock issuances ($3.636 per share) as an estimate of the fair market value of its common stock for all stock options granted after 210,000 options were issued to the "founding" employees. The initial 210,000 options were issued with an exercise price of $0.01 per share, which was also estimated to be the fair market value of the Company's common stock at inception. Unearned compensation, which is shown as a separate component of stockholders' equity, as a result of compensatory stock options is being amortized to expense over the vesting periods of the underlying stock options. The amount amortized to expense in 1999 and 1998 was $289,265 and $58,732, respectively. If the Company had elected to recognize compensation under SFAS 123, which requires options to be recorded at fair value at the grant date, such expense would have approximated that amount recognized under ABP Opinion 25.

     A summary of the status of the Company's stock option plans as of December 31, 1999 and 1998, and changes during the periods ending on those dates is presented below.

                                                                     1999                                 1998
                                                        -----------------------------         ----------------------------
                                                                             Weighted                             Weighted
                                                                              average                             average
                                                                             exercise                             exercise
                                                         Shares                price           Shares               price
                                                        --------             --------         --------            --------
        Outstanding at beginning of period               292,000             $    .04               --            $     --
        Granted                                          188,900                 1.12          292,000                 .04
        Exercised                                        (70,775)                 .05               --                  --
        Forfeited                                             --                   --               --                  --
                                                        --------             --------         --------            --------

        Outstanding at end of period                     410,125             $    .53          292,000            $    .04
                                                        ========             ========         ========            ========

        Options exercisable at end of period             126,950             $    .11           52,500            $    .01


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                                       14

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE F - STOCK OPTIONS - Continued

     The weighted average fair value per share of options granted in 1999 was $2.77, all of which were granted with an exercise price below estimated fair market value at the date of grant. The weighted average fair value per share of options granted in 1998 was $0.01 for options granted with an exercise price equal to estimated fair market value at the date of grant, and $3.55 for options granted with an exercise price below estimated fair market value at the date of grant. The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: no volatility; risk-free interest rates ranging from 5.5 to 6.00 percent; no dividend yield; and expected lives of three to five years.

     Information on stock options outstanding at December 31, 1999 is summarized as follows:

                                                  Options Outstanding                                  Options Exercisable
                                  --------------------------------------------------          ---------------------------------
                                                       Weighted
                                                        Average           Weighted                                   Weighted
                                                       Remaining           Average                                    Average
                                     Number           Contractual         Exercise              Number               Exercise
     Range of Exercise Prices     Outstanding             Life              Price             Exercisable              Price
     ------------------------     -----------         -----------        -----------          -----------          ------------
        $0.01 to $0.49              235,225               3.59           $      0.04            114,700            $      0.02
        $0.50 to $1.49              174,900               8.12                  1.20             12,250                   1.00
                                    -------                                                     -------

                                    410,125                                                     126,950
                                    =======                                                     =======


NOTE G - INCOME TAXES

     Under the liability method of computing income taxes, deferred tax assets or liabilities represent temporary differences, and loss and credit carryforwards, if any, as of the balance sheet date, multiplied by the estimated effective tax rate during the period the temporary differences are expected to reverse. The deferred tax asset and offsetting valuation allowance as of December 31, 1999 and 1998, is approximately $1,266,563 and $161,062, respectively. The types of temporary differences that give rise to the deferred tax asset as of December 31, 1999 and 1998, are primarily net operating loss carryforwards, stock compensation and accrued vacation. As of December 31, 1999, the Company had net operating loss carryforwards of approximately $2,800,000, expiring in 2018 and 2019, available to offset future taxable income. The use of net operating loss carryforwards may be limited because of Internal Revenue Service regulations related to the change in ownership subsequent to year end.


NOTE H - ADVERTISING COSTS

     Advertising expense was $1,210 and $-0- in 1999 and 1998, respectively, and is included in selling and marketing expenses in the statements of operations.

--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE I - DEFINED CONTRIBUTION PENSION PLAN

     The Company has a defined contribution pension plan (401(k) plan) for its employees. Employees become eligible to participate in the plan upon starting employment and may contribute to the plan up to the maximum amount allowed by the IRS. The Company may contribute a matching amount at its discretion up to 6% of the participants compensation. The Company may also contribute a discretionary amount to the Plan to be allocated to non-highly compensated employees. Employees are immediately vested in their interest of employer contributions. Total expense under the plan was $29,527 and $1,500 in 1999 and 1998, respectively.


NOTE J - LEASE COMMITMENTS

     The Company conducts its operations in office space leased under an operating lease. As of May 2000, the Company signed a new lease, expiring in August 2003, for different office space in the same building. Minimum rental commitments under the operating leases are as follows:

     Year Ending December 31,                           Amount
     ------------------------                        -----------

                 2000                                $   57,631
                 2001                                   113,878
                 2002                                   121,823
                 2003                                    84,747
                                                     ----------

                                                     $  378,079
                                                     ==========
     Rent expense was $40,181 and $-0- in 1999 and 1998, respectively.


NOTE K - CONCENTRATIONS

     The Company maintains cash balances in one financial institution located in Colorado Springs, Colorado, which exceeded insured limits by $687,895 as of December 31, 1999. Management has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on cash and cash equivalents.


--------------------------------------------------------------------------------

                     Qui Vive, Inc. dba QV Tech or Interosa
                        (a development stage enterprise)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE L - SUBSEQUENT EVENTS

     In January 2000, the Company amended its restated certificate of incorporation to increase authorized common stock and preferred stock to 30,000,000 shares and 10,000,000 shares, respectively.

     Between February 28, 2000 and April 27, 2000, the Company received loans from a related party aggregating $1,100,000. The loans are due on demand beginning two months after the loan dates and are collateralized by substantially all of the Company's assets. Interest is payable semi-annually at LIBOR plus 3.5%.

     On March 31, 2000, Envision Development Corporation (Envision), a publicly held company listed on the American Stock Exchange, entered into a stock acquisition agreement with the Company's preferred stockholders. Envision will issue 1,482,000 shares of its restricted common stock to Sundog for Sundog's 550,000 shares of the Company's Series A preferred stock. Envision will also issue 321,000 shares of its restricted common stock to RockMountain Ventures Fund, LP (RockMountain) for 107,000 of RockMountain's shares of the Company's Series B preferred stock. On April 7, 2000, Envision completed the first stage of acquisition by issuing 1,219,500 and 273,000 shares of its restricted common stock to Sundog and RockMountain, respectively. Subject to approval of Envision's shareholders, Envision is obligated to issued the remaining shares within two business days of receiving shareholder approval.

     On May 15, 2000, the Company's board of directors approved a grant of 15,000 shares of the Company's common stock to an officer/director of the Company in exchange for the license to certain Class B internet addresses.

     On May 24, 2000, the Company's board of directors approved a 6 to 1 stock split of the Company's common stock, subject to stockholder approval.


--------------------------------------------------------------------------------

                        ENVISION DEVELOPMENT CORPORATION
                       (SUCCESSOR TO PERFUMANIA.COM, INC.)

                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)



On April 7, 2000, Envision Development Company ("Envision" or the "Company") completed the first stage of the acquisition of 80% of Qui Vive, Inc. ("Qvtech"), a developer of proprietary "Interosa" technology which provides security features to email communications, pursuant to the terms of an Amended and Restated Stock Acquisition Agreement, dated as of March 31, 2000, among Envision, QV Acquisition Corporation, a Delaware corporation ("QV Acquisition"), Sundog Technologies, Inc., a Delaware corporation ("Sundog"), and RockMountain Ventures Fund, LP ("Rock"). QV Acquisition, a wholly-owned subsidiary of Envision, acquired shares of Series A Preferred Stock and shares of Series B Preferred Stock of Qvtech from Sundog and Rock. In consideration therefor, Envision issued shares of Envision common stock to Sundog and Rock. The total purchase price is valued at $93,522,470, consisting of 1,813,000 shares of Envision common stock. Envision issued 1,492,500 shares of its common stock to Sundog and Rock to complete the first stage of the acquisition. An additional 320,500 shares of Envision common stock will be issued to Sundog and Rock to complete the second stage of the acquisition following the approval of Envision's shareholders. The shares issued by the Company in connection with the Qvtech acquisition are not registered under the Securities Act of 1933 and are subject to restrictions on transferability for a period of 18 months from the date of issuance. The value of Envision's shares included in the purchase price was calculated net of an estimated 15% market value discount to reflect the restrictions on the transferability. The market value was calculated using the average of the closing price of the previous ten trading days of Envision common stock prior to consummation of the transaction. The number of shares of Envision common stock given in exchange for such shares of Qvtech capital stock was determined by negotiations among the parties to the Agreement.

The following presents the pro forma financial information (unaudited) of the Envision Development Corporation (the "Company") as of and for the fiscal year ended January 29, 2000 as if the acquisition of Qui Vive, Inc. ("Qvtech") had occurred at the beginning of the period. The historical financial information for Qvtech is derived from the historical financial statements of the Qvtech as of and for the year ended December 31, 1999 and is intended only for presentation of the Company's pro forma financial information. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the acquisition been consummated on the dates assumed and does not project the Company's results of operations for any future period. The pro forma adjustments are described below.




















--------------------------------------------------------------------------------

            PRO FORMA COMBINED BALANCE SHEETS AS OF JANUARY 29, 2000
                                   (UNAUDITED)


                                                     Envision                                  Pro Forma           Pro Forma
                                                   Historical(7)            Qvtech (1)         Adjustments          Results
                                                   -------------            ----------        ------------         ---------

                      ASSETS

        Current assets:
        Cash                                       $ 9,208,501            $  603,009                              $  9,811,510
                                                   -----------            ----------          ------------        ------------
        Total current assets                         9,208,501               603,009                                 9,811,510

        Restricted certificate of deposit                   --                35,000                                    35,000
        Net assets from discontinued operations        832,208                    --                                   832,208
        Property and equipment, net                         --               186,031                                   186,031
        Other assets                                        --               107,798                                   107,798
        Intangible assets, net                              --                    --          $ 62,750,553 (2)      62,750,553
                                                   -----------            ----------          ------------        ------------
        Total assets                               $10,040,709            $  931,838          $ 62,750,553        $ 73,723,100
                                                   ===========            ==========          ============        ============

                  LIABILITIES AND
               SHAREHOLDERS' EQUITY

        Current liabilities:
        Accounts payable and accrued expenses      $   322,900            $  216,145                              $    539,045
        Accrued liabilities                                 --                98,175                                    98,175
        Advances from related party                         --                81,955                                    81,995
                                                   -----------            ----------          ------------        ------------
        Total current liabilities                      322,900               396,275                                   719,175
                                                   -----------            ----------          ------------        ------------

        Shareholders' equity (deficit):
        Preferred stock - Series A                          --                   550          $       (550)(3)              --
        Preferred stock - Series B                          --                   180                  (180)(3)              --
        Common stock                                    75,000                    71                   (71)(3)          93,130
                                                                                                    18,130 (3)
        Additional paid in capital                  15,194,771             4,218,226            (4,218,226)(3)     110,255,492
                                                                                                95,060,721 (3)
        Accumulated deficit                         (5,551,962)           (3,266,005)            3,266,005 (3)     (36,927,238)
                                                                                               (31,375,276)(5)
        Unearned compensation                               --              (417,459)                                 (417,459)
                                                   -----------            ----------          ------------        ------------
        Total shareholders' equity                   9,717,809               535,563            62,750,553          73,003,925
                                                   -----------            ----------          ------------        ------------
        Total liabilities and
          shareholders' equity                     $10,040,709            $  931,838          $ 62,750,553        $ 73,723,100
                                                   ===========            ==========          ============        ============


--------------------------------------------------------------------------------

           PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL
                          YEAR ENDED JANUARY 29, 2000
                                  (UNAUDITED)



                                                   Envision                                 Pro Forma            Pro Forma
                                                  Historical (7)         Qvtech (4)         Adjustments           Results
                                                  --------------         ----------         -----------          ---------

        Operating expenses:
        General and administrative expense      $(1,143,177)             (1,616,282)                           $ (2,759,459)
        Selling and marketing expense                    --                (570,348)                               (570,348)
        Research and development expense                 --                (664,635)                               (664,635)
        Amortization of intangibles                      --                      --         (31,375,276)(5)     (31,375,276)
                                                 ----------              ----------         -----------         -----------
        Loss from continuing operations
          before interest                        (1,143,177)             (2,851,265)        (31,375,276)        (35,369,718)
        Interest income                             180,886                   2,961                                 183,847
        Interest expense to affiliate              (176,238)                 (2,747)                               (178,985)
                                                 ----------              ----------         -----------         -----------
        Loss from continuing operations          (1,138,529)             (2,851,051)        (31,375,276)        (35,364,856)

        Basic and diluted loss per
          common share:
        Loss from continuing operations          $    (0.19)                                                    $     (4.62)
                                                 ==========                                                     ===========
        Weighted average number of common
          shares outstanding used in basic
          and diluted calculation                 5,844,780                      --           1,813,000 (6)       7,657,780
                                                 ==========              ==========         ===========         ===========



--------------------------------------------------------------------------------

Notes to Pro Forma Conmbined Financial Statements

The acquisition of Qvtech has been accounted for using the purchase method of accounting, and, accordingly, the purchase price of the Qvtech acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.

The purchase price for the above acquisitions was allocated as follows:

          Fair value of net assets acquired (net liabilities assumed):

          Prepaid expenses and other assets                      $   176,751
          Property and equipment, net                                232,023
                                                                 -----------
                Total assets acquired                                408,774

          Accounts payable and accrued expenses                     (192,809)
          Notes payable to stockholder                              (900,000)
                                                                 -----------

                Total liabilities assumed                         (1,092,809)
                                                                 -----------

                Net non-cash liabilities assumed                    (684,035)
                Cash acquired                                         80,676
                                                                 -----------
                Net liabilities assumed                          $  (603,359)
                                                                 ===========

The following is a reconciliation of the purchase price to the excess of the estimated fair value of net assets acquired allocated to intangible assets:

          Purchase price                                         $93,522,470
          Net liabilities assumed                                    603,359
                                                                 -----------
                Amount allocated to intangible assets            $94,125,829
                                                                 ===========

In connection with the acquisition of Qvtech, $93,522,470 was assigned to intangible assets. The amount assigned to intangible assets is preliminary and is subject to adjustment upon finalization of the purchase accounting. The finalization of the purchase accounting and related minority interest allocation for Qvtech may result in a significant portion of the aggregate purchase price being identified as in-process research and development, which will be charged to operations during the second quarter of fiscal year 2001 when the amounts are determined. Various factors are being considered in determining the amount of the purchase price to be allocated to in-process research and development such as, estimating the stage of development of each in-process research and development project at the date of acquisition, estimating cash flows resulting from the expected revenues generated from such projects and discounting the net cash flows, in addition to other assumptions. The estimate of the cash flows resulting from the expected revenues generated from the projects is dependent upon a number of risk factors and uncertainties, including the rate of market acceptance of the projects, rapid technological changes, the financial resources of our customers and the low barriers to entry for potential competitors, some of which have access to greater resources than the Company. The remaining identified intangibles, including the value of purchased technology and other intangibles, will be amortized on a straight-line basis over a period of three years.

(1) To add the assets and liabilities of Qvtech as of December 31, 1999

(2) To add goodwill, net of amortization expense, for the year ended December 31, 1999

(3) To eliminate Qvtech preferred stock, common stock, additional paid in capital and retained earnings and record the 1,813,000 shares of Envision common stock issued in the acquisition

(4) To add the expenses of Qvtech for the year ended December 31, 1999

(5) To add pro forma amortization expense for the year ended December 31, 1999

(6) To adjust the weighted average number of shares outstanding for the consideration of 1,813,000 shares of Envision common stock

(7) perfumania.com DISPOSITION. On May 10, 2000, Envision sold its wholly-owned subsidiary, perfumania.com, to E Com Ventures, formerly known as Perfumania, Inc., pursuant to the terms of a Stock Purchase Agreement, dated April 29, 2000, among Envision, ZERO.NET, Inc. ("ZERO.NET") and E Com Ventures. ZERO.NET is a significant shareholder of Envision. Envision exchanged all of the common stock of perfumania.com for 400,000 shares of common stock of Envision held by E Com Ventures. As part of the transaction, ZERO.NET acquired 100,000 shares of common stock of Envision from E Com Ventures for $2,500,000. The sales price was determined by negotiation between the parties. The transaction requires approval by Envision's shareholders. Management expects to recognize a gain on the disposal of the discontinued operation in the second fiscal quarter. The disposition of perfumania.com is accounted for as a discontinued operation, and accordingly, amounts in the accompanying pro forma financial statements under the heading "Envision Historical have been restated to reflect discontinued operations accounting. The investment in discontinued operations is primarily comprised of inventory, net of liabilities of approximately $552,000 as of January 29, 2000".

--------------------------------------------------------------------------------

EXHIBIT INDEX


Exhibit
Number            Description
---------         ----------------

2.1 Amended and Restated Stock Acquisition Agreement, dated as of March 31, 2000, among Envision, QV Acquisition Corporation, a Delaware corporation, Sundog Technologies, Inc., a Delaware corporation, and RockMountain Ventures Fund, LP.

99.1              Press Release, dated April 11, 2000.


























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